EXHIBIT 11

                                    KSW, INC.

                        STATEMENTS REGARDING COMPUTATION
                           OF INCOME (LOSS) PER SHARE

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

                                            Three Months      Three Months       Six Months        Six Months
                                               Ended             Ended              Ended             Ended
                                            June 30, 2005     June 30, 2004      June 30, 2005     June 30, 2004
                                            -------------     -------------      -------------     -------------
Net income (loss)                            $  298,000        $  (51,000)        $  453,000       $ (695,000)
                                             ===========       ===========        ===========      ===========

Income (loss) Per Share - Basic
-------------------------------
Weighted average shares outstanding
during the period                             5,470,311         5,470,311          5,470,311        5,470,311
                                             ===========       ===========        ===========      ===========


Income (Loss) per common share -
Basic                                        $      .05        $     (.01)        $      .08        $    (.13)
                                             ===========       ===========        ===========      ===========

Loss Per Share - Diluted
------------------------
Weighted average shares outstanding
during the period                             5,470,311         5,470,311          5,470,311        5,470,311


Effect of stock options dilution                      0                 0                  0                0
                                             -----------       -----------        -----------      -----------


Total shares outstanding for
purposes of calculating diluted
earnings                                      5,470,311         5,470,311          5,470,311        5,470,311
                                             ===========       ===========        ===========      ===========


Income (loss) per common and common
equivalent share-Diluted                     $      .05        $     (.01)        $      .08       $     (.13)
                                             ===========       ===========        ===========      ===========
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